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                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of WatchGuard Technologies, Inc. on Form S-3 of our report dated December 24, 1999, related to the financial statements of BeadleNet, LLC appearing in the Form 8-K/A of WatchGuard Technologies Inc., filed on January 3, 2000, and incorporated by reference in WatchGuard Technologies, Inc.'s Form 10-K/A for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
December 1, 2000